UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2009

BRIDGEPOINT EDUCATION, INC.

(Exact name of registrant as specified in charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600 San Diego, California		92128
(Address of principal executive offices)		Zip Code

(858) 668-2586

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       Entry Into A Material Definitive Agreement.

On June 26, 2009, we entered into an office lease with Kilroy Realty L.P. for 18,242 square feet of office space adjacent to our San Diego, California headquarters. We intend to use the space primarily for administrative offices, meeting rooms and online support services.  The initial term of the lease commenced on May 7, 2009 and ends on February 28, 2017, with a one-time five year renewal option.  The monthly base rent over the initial term increases from approximately $55,000 during the first year to approximately $72,000 during the last year.

We also lease other office space in San Diego, including our headquarters, pursuant to leases we previously entered into with Kilroy Realty for 292,034 square feet.  These leases expire in 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2009		Bridgepoint Education, Inc.

	By:	/s/ Daniel J. Devine
		Name:	Daniel J. Devine
		Title:	Chief Financial Officer